Exhibit 10.2

THIRD AMENDMENT
TO
FULCRUM THERAPEUTICS, INC.
2022 INDUCEMENT STOCK INCENTIVE PLAN

A.
The Fulcrum Therapeutics, Inc. 2022 Inducement Stock Incentive Plan, as amended (the “Plan”) is hereby amended by deleting the first sentence of Section 4(a) and substituting therefore the following:

“Subject to adjustment under Section 9, Awards may be made under the Plan for up to 6,150,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”).”

B.
The effective date of this Second Amendment shall be June 17, 2024.
C.
Except as amended herein, the Plan is confirmed in all other respects.